Exhibit 23.6
Consent of Independent Auditors
We consent to the reference to our firm under the caption “Experts” in this Registration Statement and related Prospectus of Enstar Group Limited and to the incorporation by reference therein of our report dated May 15, 2008, with respect to the financial statements of Enstar Australia Limited (formerly Cobalt Solutions Australia Limited) included in the Current Report on Form 8-K/A of Enstar Group Limited dated May 21, 2008, filed with the Securities and Exchange Commission.
/s/ Ernst & Young
Sydney, Australia
June 2, 2008